Exhibit F


                       CREDIT SUISSE SECURITIES (USA) LLC

                          VOLARIS VOLATILITY MANAGEMENT
                       DISCRETIONARY INVESTMENT MANAGEMENT
                           AGREEMENT FOR BLIND TRUSTS

         This Investment Management Agreement is entered into this ____ day of March, 2006 by and between CREDIT SUISSE SECURITIES (USA) LLC, a Limited Liability Company, having its principal place of business at 11 Madison Avenue, New York, NY 10010 ("Adviser") and Pitcairn Trust Company, a Pennsylvania Corporation, with an address at 165 Township Line Rd Ste 3000, Jenkintown, PA 19046, as Trustee of the 2006 EEM Volaris Trust (the "Client").

         Whereas, Adviser designs and monitors an option overlay and spreading strategy that seeks to enhance returns and reduce volatility (the "Strategy"); and

         Whereas, the assets identified on Exhibit A hereof are held in an account (the "Account") established with the Adviser and cleared and custodied at Pershing LLC (the "Custodian");

         Whereas, the Client wishes to engage the Adviser to act as a discretionary investment adviser to the Client implementing the Strategy with respect to the assets of the Account;

         Now, therefore, Client and Adviser agree as follows:

         1. Appointment of Adviser.
            ----------------------

         Client appoints Adviser as discretionary investment adviser for the assets of the Account listed in Exhibit A attached hereto with full power and authority to supervise and direct the investments of and for the Account in conjunction with implementation of the Strategy without prior consultation with Client. Client has elected the Strategy in accordance with direction from the Settlor of the 2006 EEM Volaris Trust.


         Adviser's investment decisions and advice for the Account shall be in accordance with (i) the investment objectives and guidelines for the Account as described in Exhibit B attached hereto ("Investment Guidelines"), (ii) the Trust Agreement, (iii) any written instructions provided by Client to Adviser and (iv) the information on the New Account Form executed by Client which is incorporated by reference. It shall be the responsibility of Client to advise Adviser in writing of any changes to any of the referenced documents.


         Adviser is hereby appointed Client's agent with full power and authority with respect to the Account assets: (a) to purchase or sell options in accordance with the Investment Guidelines; (b) to execute transactions for the Account itself and/or with one or more securities brokerage firms as Adviser may select; (c) to sign and enter into on behalf of Client all documentation necessary for the management of the Account as contemplated in this Agreement, for which purpose Client appoints Agent attorney-in-fact; and (d) to act on behalf of Client in all matters necessary or incidental to management of the Account. This discretionary authority shall remain in full force and effect until terminated pursuant to paragraph 14 hereof.

         2. Services of Adviser.
            -------------------

         By executing this Agreement, Adviser accepts the appointment as investment adviser and agrees to supervise and direct the investments of and for the Account in accordance with Paragraph 1 and the Strategy. The responsibilities of Adviser do not extend to any assets of the Account other than those listed on Exhibit A attached hereto and any options purchased or sold pursuant to clause (a) of paragraph 1 hereof. Adviser does not give legal, tax or estate planning advice.

         Except as may be otherwise required by law, the Adviser will not be required to take any action or render any advice with respect to the voting of proxies solicited by or with respect to the issuers of securities in which the assets of the Account may be invested.

         3. Representations of Adviser.
            --------------------------

         Adviser represents and warrants that it is and will at all times during the term of this Agreement continue to be duly registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and is not an affiliate of, controlled by or under common control with the issuer of the assets held in the Account.

         4. Representations and Indemnification by Client.
            ---------------------------------------------

         Client represents and warrants that it is authorized by law and by the terms of the governing document to act as Trustee of the 2006 EEM Volaris Trust, and that as such has the authority to delegate to Adviser the investment management of the Account as provided in this Agreement, and such delegation has been accomplished in accordance with procedures and permitted by the governing document and by law.

         The execution and delivery of this Agreement by Client shall constitute the representation that the terms hereof do not violate any obligation by which Client is bound, whether arising by contract, operation of law or otherwise, and that (a) this Agreement will be binding upon Client in accordance with its terms; (b) the person executing this Agreement on behalf of the Client is fully authorized to enter into this Agreement; (c) the Client will deliver to the Adviser such evidence of such person's authority to execute this Agreement on behalf of the Client as the Adviser may reasonably require; (d) the Client received a copy of Part II of the Adviser's Form ADV more than 48 hours prior to execution of this Agreement; (e) the Client has received a copy of and has read the document entitled Characteristics and Risks of Standardized Options (document required to be sent to all clients prior to effecting option transactions), and understands that the Adviser shall provide a current copy of such document to the Client on request; and (f) the Client has read, executed and understands the Risk Disclosure Statement Concerning Derivatives attached as Exhibit C.

         Client represents and warrants that all information it provides to Adviser pursuant to Paragraph 6(d) hereof will be accurate and complete in all material respects. Client agrees to indemnify and hold harmless Adviser, its affiliates and its assignees (each such person, an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, and relating to or arising out of any breach of such representation and warranty, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Client.

         5. Transaction Procedures; Brokerage.
            ---------------------------------

         Adviser may, but is not obligated to, aggregate purchase or sale orders with those of other client accounts when executing transactions on behalf of Client.

         Unless otherwise directed, in exercising the authority granted to it to place orders for the purchase or sale of securities and/or other financial instruments, Adviser is authorized to execute transactions itself and/or establish and maintain brokerage accounts, select any broker or dealer (including any broker-dealer affiliated with Adviser) and negotiate commissions and fees to be paid on such transactions, subject to a continuing obligation to seek to obtain the best price, execution and overall terms. In instances where the Adviser (as a registered broker-dealer) executes transactions, the Client will pay brokerage commissions at the posted rates of Adviser unless otherwise agreed in writing prior to the execution of this Agreement.

         Client understands that, pursuant to an automatic cash sweep program, cash awaiting investment or reinvestment will be invested in the money market fund selected by Client at the time the Account is opened. Adviser may receive revenue sharing payments or distribution payments pursuant to Rule 12b-1 of the Investment Company Act of 1940. Such payments are not credited back to Client in calculating the investment advisory fee set forth in paragraph 9. Information regarding fees and charges imposed by the fund complex and revenue sharing arrangements entered into by the fund complex are set forth in the current prospectus or other organizational or offering documents for each mutual fund. Such documents are available upon request.

         Client shall promptly notify Adviser of the sale of assets held in the Account listed on Exhibit A. Adviser shall employ the Strategy with respect to the assets in the Account until notified by the client in writing of the sale of such assets.

         6. Execution of Transactions by Adviser.
            ------------------------------------

                  a. Principal Transactions


         Before the completion of any transaction in which the Adviser proposes to act as principal, the Adviser will disclose to the Client the Adviser's capacity as principal and will obtain the Client's consent to such principal transaction.

                  b. Authorization of Agency Cross Transactions

         Pursuant to Section 206(3) of the Investment Advisers Act of 1940 and Rule 206(3)-2 promulgated thereunder, the Client authorizes the Adviser to effect agency cross transactions for the Account and understands that with respect to agency cross transactions the Adviser will act as broker for, and receive commissions from, and have a potentially conflicting division of loyalties and responsibilities regarding both parties to such transactions. The Client may revoke this authorization at any time upon written notice to the Adviser.

                  c. Authorization to Effect Transactions

         If the Account is subject to Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder (or any similar rule which may be adopted in the future), it is agreed that, unless otherwise instructed by Client in writing, Adviser may retain commissions in connection with effecting any securities transactions for the Account. To the extent applicable, Adviser will furnish Client with all reports required by law.

                  d. Rule 144 of the Securities Act of 1933 ("Rule 144")

         With respect to transactions, including but not limited to any sales, covered call writing programs, derivative strategies, or other transactions contemplated herein, Adviser shall transact in such securities in compliance with Rule 144. Client shall promptly give notice to Adviser of any information it may have concerning any intended dispositions or deemed dispositions of any securities which may be aggregated with or attributable to Client for Rule 144 purposes prior to such disposition or deemed disposition, which may include, but not be limited to gifts, sales, hedging activities, or other transfers. In addition, Adviser shall promptly give notice to Client of any actions taken by the Adviser that may be aggregated with or attributable to Client for Rule 144 purposes prior to such disposition or deemed disposition, which may include, but not be limited to gifts, sales, hedging activities, or other transfers.

         Adviser shall make all necessary Rule 144 filings on behalf of Client that are required by the Adviser's activities pursuant to this Agreement in such manner as is required by Rule 144. Client shall promptly supply Adviser with all information necessary for Adviser to complete such filings relating to the Adviser's activities in a timely fashion. Client shall keep complete and accurate records of the number of shares with respect to which Rule 144 filings have been made and which Adviser has reported to the Client have been sold. Client shall notify Adviser when Client believes that additional Rule 144 filings are required, so that Client and Adviser can coordinate on the filing by Client of Rule 144 filings and the transactions by Adviser contemplated herein. Notwithstanding anything to the contrary contained in this Agreement, if Adviser in its sole discretion reasonably believes that it has insufficient information necessary for Adviser to comply with Rule 144 and its filing obligations hereunder, Adviser shall have full power and authority to not engage in any transaction for which such filing may be necessary and to take any other action or actions with respect to the Account assets that it reasonably determines to be appropriate under the circumstances until it receives the requisite information.

         7. Authorization to Aggregate Orders and to Average Pricing.
            --------------------------------------------------------

         The Client hereby authorizes the Adviser to aggregate purchases and sales of securities for the Account with purchases and sales of securities of the same issuer for other clients of the Adviser occurring on the same day. When transactions are so aggregated, the actual prices applicable to the aggregated transaction will be averaged, and the Account will be deemed to have purchased or sold its proportionate share of the securities involved at the average price so obtained. Average pricing will be used in both agency and principal trades in reported securities (those that are listed on an exchange or designated as national market securities.)

         8. Limit of Liability.
            ------------------

         Client represents that (a) it recognizes the inherent market fluctuation risks which surround the investment and reinvestment of assets; (b) it is aware of the possible losses on the transactions in which Adviser will engage for the Account, and it is financially capable of bearing such losses; and (c) it has not received any written or verbal guarantees of performance of the Account and understands that no representative or agent of Adviser is authorized to make any such guarantees or representations now or in the future.

         To the extent permitted by law, Adviser shall not be liable for any error of judgment or for any loss suffered by the Client in connection with the subject matter of this Agreement, except loss resulting from willful misconduct, bad faith or gross negligence in the performance by Adviser of its duties, or by reason of Adviser's reckless disregard of its obligations and duties under this Agreement. Under certain circumstances, these laws may impose liabilities on persons who act in good faith. Client expressly understands and agrees that Adviser does not guarantee that a specific result will be achieved through Adviser's management of the account.

         Adviser shall not be responsible for any loss incurred by reason of any act or omission of Client, the Custodian or any third party, other than any third party controlled by, or under common control with, Adviser. Adviser shall be fully protected in acting upon any instruction believed by it to be genuine and signed or communicated by or on behalf of Client, and Adviser shall be under no duty to make any investigation or inquiry regarding any Client instruction. Adviser does not assume responsibility for the accuracy of information furnished by Custodian or any third party on which it reasonably relies.

         9. Fees.
            ----

         As compensation for the services provided by the Adviser under this Agreement, the Client will pay the Adviser a fee in accordance with the fee schedule described in Exhibit D to this Agreement which may only be amended in writing by the parties. This fee for the Adviser's services with respect to the Account shall be paid by debiting the Account quarterly in arrears at the end of each calendar quarter in accordance with the attached fee schedule. The initial fee will be assessed pro rata in the event this Agreement becomes effective other than as of the first of the calendar quarter based on the number of days during the quarter the assets were held in the Account.

         The fee includes payment for: (i) investment advisory services; (ii) clearing and custodial services provided by Pershing LLC which shall include, among other things, custody of the assets of the Account, crediting of interest and dividends on the Account assets, crediting principal on called or matured securities in the Account together with other custodial functions customarily performed with respect to securities brokerage accounts; (iv) administrative services such as the charging and collection of account fees and the processing of deposits and withdrawals from the Account pursuant to the Client's instructions; and (v) the issuance of quarterly reports.

         To the extent that there is insufficient cash or cash equivalents in the Account to cover the fee payable to Adviser in accordance with the fee schedule described in Exhibit D of this Agreement, Adviser will send an advisory fee calculation report to the Client. Client acknowledges that Custodian charges interest on the debit balance in the Account until such balance is satisfied.

         10. Reporting/Valuation.
             -------------------

         By arrangement with Pershing LLC, Adviser will provide Client with a monthly statement for any month during which there is trading activity in the Account and Adviser will also provide annual reports reflecting realized and unrealized gains and losses in the Account.

         Adviser will provide Client with a valuation report of the Account as of the last day of each calendar quarter. The Account shall be valued in such manner as shall be determined in good faith by Adviser to reflect fair market value and the reports will reflect any information that Client shall request in order to satisfy its oversight responsibility as Trustee. It is agreed that Adviser, in the maintenance of its records, does not assume responsibility for the accuracy of information furnished by the Client and its agents. Client understands that this report shall not be used for tax reporting purposes.

         Adviser will use its reasonable best efforts to obtain access to custody information for the Accounts through an online interface.

         11. Notice.
             ------

         Any notice, instructions or other communications required or contemplated by this Agreement shall be in writing and shall be addressed to the recipient at the address first above written, except that either party may by notice designate a different address for such party.

         12. Termination.
             -----------

         This Agreement may be terminated by either party at any time upon 30 days' written notice to the other party, which notice shall be effective when received by the other party. The termination of this Agreement shall not affect any obligation or liability of the Client for any transaction entered into or obligation incurred by the Client or on the Client's behalf prior to such termination.

         13. Assignment; Delegation.
             ----------------------

         This Agreement shall be binding upon the parties hereto and their respective successors, heir and assigns; provided, however, that no "assignment" of this Agreement (as such term is defined by the Investment Advisers Act of 1940 and the rules thereunder) shall be made by Adviser or Client without the consent of the other party. Client understands that, as a result of this provision, a transaction involving Adviser that does not result in a change in the actual management or actual control of Adviser will not constitute an assignment and thus, no Client consent need be obtained in the event of such a transaction.

         14. Confidentiality.
             ---------------

         Pursuant to Regulation S-P adopted by the Securities and Exchange Commission, all nonpublic personal information provided by the Client to Adviser shall be held confidential by the Adviser; unless (i) the Adviser is authorized in writing by the Client to disclose such information to individuals and/or entities not affiliated with the Adviser; (ii) required to do so by judicial or regulatory process; (iii) it is necessary to carry out the purpose of this Agreement; or (iv) otherwise permitted to do so in accordance with the parameters of Regulation S-P. All recommendations, advice or other work product of the Adviser developed under the terms of this Agreement and disclosed to the Client shall be treated as confidential, except as required by law to be disclosed.

         15. Construction; Governing Law.
             ---------------------------

         Headings used in this Agreement are for convenience only, and shall not affect the construction or interpretation of any of its provisions.

         This Agreement shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. All actions and proceedings brought by either Party relating to or arising from, directly or indirectly, this Agreement shall only be litigated in courts located within the State of New York. The Parties hereby submit to the personal jurisdiction of such courts; hereby waive personal service of process upon it and consent that any such service of process may be made by certified or registered mail, return receipt requested, directed to it at its address last specified for Notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed; and hereby waive the right to a trial by jury in any action or proceeding with the other Party.

         16. Non-Waiver of Rights.
             --------------------

         Nothing herein shall in any way constitute a waiver or limitation of any rights that Client may have under applicable federal or state laws.

         17. Entire Agreement; Amendment.
             ---------------------------

         This Agreement is the entire agreement between the parties as to the subject matter covered herein and supersedes all prior agreements and understandings of the parties in connection therewith. If there is any inconsistency or conflict between this Agreement and any other agreement between Adviser and Client relating to the Account, the terms and provisions of this Agreement shall control. If any provision of this Agreement shall be held or made invalid by statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected and, to this extent, the provisions of this Agreement shall be deemed to be severable. This Agreement may not be modified or amended except in a writing signed by the parties.

         18. Disclosures.
             -----------

                  a. The Adviser shall not be liable hereunder for any failure to recommend the purchase or sale of any security on behalf of the Client when, in the Adviser's opinion, such transaction (i) may be contrary to policies and procedures applicable to the Adviser, including those policies and procedures designed to avoid the misuse or appearance of misuse of nonpublic information; or (ii) may constitute a violation of any federal or state law, rule or regulation or a breach of any fiduciary or confidential relationship between Adviser or any of Adviser's officers or employees and any other person or persons.

                  b. The Client understands that the Adviser's investment banking division is the regular investment banker for a number of major corporations and, from time to time, performs investment banking services for other companies as well. The Adviser believes that the nature and range of clients to whom it renders such investment banking services is such that it would be inadvisable to exclude these companies from the Account's portfolio. Accordingly, unless the Client instructs the Adviser to the contrary, it is likely that the Client's holdings will include the securities of corporations for whom the Adviser performs investment banking services. Moreover, the Client's portfolio may include the securities of companies in which the Adviser or its officers or employees have positions, long or short.

                  c. The Client understands that the Adviser's opinions, recommendations and actions will be based on information deemed by the Adviser to be reliable, but not guaranteed to or by the Adviser. The Client agrees that the Adviser shall not in any way be liable for any error in judgment or any act or omission, provided that the Adviser acts in good faith, except as may be otherwise provided in applicable federal and state securities laws.

                  d. The Client understands that the Adviser in performance of its obligations and duties under this Agreement is entitled to rely upon the accuracy of information furnished by Client or on the Client's behalf, without further investigation.

                  e. The Client agrees that the Adviser will not be liable for any losses, costs or claims resulting from the Client's failure to notify the Adviser pursuant to paragraph 1 of this Agreement of any modifications or amendments to the Investment Guidelines or the Trust.

                  f. The Client understands that the Adviser and/or its directors, officers and employees handles accounts for, and renders investment advice and other investment management and broker-dealer services to other investors and institutions with respect to, and it may for its own account hold, purchase, sell or otherwise trade in and deal with securities which are the same as or similar to those which the Adviser purchases, sells, or otherwise trades in for the Investment Account, and that the same security will not always be bought or sold at the same price for each account. The Adviser shall be in all respects free to take action with respect to investments in securities for the Investment Account which is the same as or different from the action taken by it and/or any of the above-mentioned persons in handling such other accounts or rendering such other investment management or broker-dealer services or with respect to its or their investments in Securities. To the extent practicable, it is the Adviser's policy to allocate investment opportunities to the Investment Account over a period of time on a fair and equitable basis relative to other investors and institutions.

         19. Counterparts.
             ------------

         This Agreement may be executed in one or more counterparts each of which when executed and delivered shall be an original and both counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date written above.

THE CLIENT ACKNOWLEDGES RECEIVING A COPY OF THIS AGREEMENT.

         PITCAIRN TRUST COMPANY, Trustee of the 2006 EEM Volaris Trust



         By:
             ------------------------------------------------
         Name:
         Title:



         CREDIT SUISSE SECURITIES (USA) LLC





         ----------------------------------------------------
         Branch Manager





         ----------------------------------------------------
         Managing Director